UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2017

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600
(Commission File Number)	(I.R.S. Employer Identification No.)

One Concho Center 600 West Illinois Avenue Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Alpha Holding Company, LLC Disposition

On January 19, 2017, Concho Resources Inc. (the “Company”), through its wholly owned subsidiary, COG Operating LLC (“Seller”), entered into a definitive securities purchase agreement (the “Purchase Agreement”) with Plains Pipeline, L.P. (“Purchaser”) to sell 100% of the issued and outstanding Class A Units of Alpha Holding Company, LLC (“AHC”) (the “Disposition”), for aggregate consideration of approximately $800 million, subject to customary purchase price adjustments, after closing of the transactions contemplated by the Class B Purchase Agreement (defined below) and repayment of the outstanding borrowings under the credit facility of Alpha Crude Connector, LLC, a wholly owned subsidiary of AHC. Contemporaneously with the execution of the Purchase Agreement, Purchaser entered into a definitive purchase agreement with Frontier Midstream Solutions, LLC (“Frontier”) to purchase 100% of the issued and outstanding Class B Units of AHC (the “Class B Purchase Agreement”). Closing under the Purchase Agreement and the Class B Purchase Agreement is anticipated to occur contemporaneously during the first half of 2017, subject to customary closing conditions, as further described below. Seller retains the right under the Limited Liability Company Agreement of AHC, subject to certain conditions, to purchase or cause AHC to purchase all of the Class B Units of AHC prior to closing under the Purchase Agreement and the Class B Purchase Agreement (an “Option Exercise”). In the event of an Option Exercise, Seller will sell all of the Class A Units and the Class B Units of AHC to Purchaser for an aggregate purchase price of approximately $1.215 billion. The Company expects the net proceeds to Seller in the event of an Option Exercise and sale to Purchaser of all of the Class A Units and the Class B Units of AHC to be substantially similar to what Seller would otherwise receive under the Purchase Agreement in the absence of an Option Exercise.

Each party’s obligation to consummate the Disposition is conditioned upon, among other things, (i) confirmation of the counterparties’ representations and warranties as of the closing, (ii) the counterparties’ performance, in all material respects, of all covenants, (iii) the receipt of all required approvals (including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976), (iv) the absence of legal matters prohibiting the Disposition, and (v) the satisfaction or waiver by Frontier or Purchaser, as applicable, of certain conditions precedent to the consummation of the transactions contemplated by the Class B Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: January 24, 2017	By:	/s/ Travis L. Counts
Name: Travis L. Counts
Title: Vice President and General Counsel